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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 26, 2000


                          Snyder Communications, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                    1-12145               52-1983617
----------------------------       ------------       -------------------
(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation              File Number)       Identification No.)


     6903 Rockledge Drive, Bethesda, MD                       20817
     -------------------------------------------            ----------
     (Address of principal executive offices)               (Zip Code)


      Registrant's telephone number, including area code: (301) 468-1010
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Item 1.  Changes in Control of Registrant

         On September 26, 2000, Havas Advertising, a societe anonyme organized under the laws of the French Republic ("Havas Advertising"), became the holder of a majority of the voting rights of Snyder Communications, Inc., a Delaware corporation (the "Registrant"), as a result of the merger (the "Merger") of HAS Acquisition Corp. ("Merger Subsidiary"), a Delaware corporation and a wholly-owned subsidiary of Havas Advertising, with and into the Registrant, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 3, 2000 and effective as of February 20, 2000, among Havas Advertising, Merger Subsidiary and the Registrant (the "Merger Agreement"). The Registrant was the surviving corporation in the Merger and became a majority-owned subsidiary of Havas Advertising. Havas Advertising owns 100% of the outstanding SNC Common Stock (as defined below), which represented approximately 87.9% of the voting rights of the Registrant as of September 26, 2000. Under the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time") each issued and outstanding share of common stock, par value $.001 per share, of the Registrant designated as "Snyder Communications, Inc. SNC Common Stock" in the certificate of incorporation of the Registrant (the "SNC Common Stock") was converted into the right to receive 1.3710 (the "Exchange Ratio") Havas Advertising American Depositary Shares (the "Havas Advertising ADSs"). A total of approximately 100.8 million Havas Advertising ADSs were issued in the Merger in exchange for SNC Common Stock. Each Havas Advertising ADS represents one Havas Advertising ordinary share, nominal value 0.40 euro per share.

         At the Effective Time, the then outstanding and unexercised options exercisable for shares of SNC Common Stock, other than the options granted to the former directors, executive officers and nine employees of the Registrant, which were purchased for cash in an aggregate amount of approximately $43.4 million pursuant to the Merger Agreement, were converted into options exercisable for an aggregate of approximately 9.5 million Havas Advertising ADSs. Each Havas Advertising ADS option has the same terms and conditions as the SNC option it replaces, except that the number of shares issuable upon exercise was multiplied by 1.3710, rounded up to the nearest whole share, and the exercise price is equal to the aggregate exercise price for the SNC option divided by the number of Havas Advertising ADSs issuable on exercise of the option. The $43.4 million used to purchase certain options as described above was obtained through a draw down by a wholly owned subsidiary of Havas Advertising under a $400 million multicurrency 364-day term loan facility with Morgan Guaranty Trust Company of New York, as agent, and J.P. Morgan Securities Ltd. and Societe Generale, as arrangers.

         The principal terms of the Merger, the term loan facility and the relationships between the Registrant, Havas Advertising and their respective directors, officers and affiliates, are described in the Proxy Statement/ Prospectus dated August 24, 2000 filed in connection with Havas Advertising's Registration Statement on Form F-4 (Registration No. 333-43362), which is incorporated herein by reference. The terms of the Merger were determined in accordance with the Merger Agreement and were established through arm's length negotiations between the Registrant and Havas Advertising.

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Item 5.  Other Events

         In accordance with the Merger Agreement, the following directors, who served as directors of Merger Subsidiary prior to the Merger, became the directors of the Registrant as of the Effective Time:

         Alain de Pouzilhac

         Bob Schmetterer

         Jacques Herail

         Michel Boutinard Rouelle

         Richard Colker

         Clement Vaturi

         In accordance with the Merger Agreement, the following executive officers, who served as officers of Merger Subsidiary prior to the Merger, became the executive officers of the Registrant in the positions indicated as of the Effective Time:

         Alain de Pouzilhac    -  Chairman of the Board, Chief Executive
                                  Officer and President

         Jacques Herail    -  Chief Financial Officer, Senior Vice
                              President and Treasurer

         In accordance with the Merger Agreement, the bylaws of Merger Subsidiary prior to the Merger became the bylaws of the Registrant as of the Effective Time. Subsequent to the Effective Time on September 26, 2000, the board of directors of the Registrant adopted the Amended and Restated Bylaws of the Registrant, a copy of which is filed as Exhibit 3.1 to this report.

Item 7.  Exhibits.



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  Exhibit No.                            Description
-------------                           -------------

    2.1 Amended and Restated Agreement and Plan of Merger, dated as of August 3, 2000 and effective as of February 20, 2000, among Havas Advertising, the Registrant and Merger Subsidiary (incorporated by reference to Annex A to Havas Advertising's Registration
              Statement on Form F-4 (No. 333-43362)).


    3.1 Amended and Restated Bylaws of the Registrant, effective as of September 26, 2000.


   99.1 Proxy Statement/Prospectus, dated August 24, 2000, filed in connection with Havas Advertising's Registration Statement on Form F-4 (No. 333-43362) and incorporated herein by reference.


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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SNYDER COMMUNICATIONS, INC.

                              By:
                                    /s/ Jacques Herail
                                    -------------------------------------
                                    Jacques Herail
                                    Chief Financial Officer, Senior Vice
                                    President and Treasurer

Date:  October 11, 2000

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